     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2000

                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                             CONEXANT SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                                               25-1799439
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                               4311 JAMBOREE ROAD
                      NEWPORT BEACH, CALIFORNIA 92660-3095
                                 (949) 483-4600
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                MAKER COMMUNICATIONS, INC. 1996 STOCK OPTION PLAN
     MAKER COMMUNICATIONS, INC. 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
              MAKER COMMUNICATIONS, INC. 1999 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                              --------------------

                               DENNIS E. O'REILLY
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             CONEXANT SYSTEMS, INC.
                               4311 JAMBOREE ROAD
                      NEWPORT BEACH, CALIFORNIA 92660-3095
                                 (949) 483-4600
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   COPIES TO:
                          CHRISTOPHER L. KAUFMAN, ESQ.
                                LATHAM & WATKINS
                             135 COMMONWEALTH DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 328-4600

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING           AMOUNT OF
         TO BE REGISTERED              REGISTERED(1)             SHARE(2)                PRICE(3)            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
  per share (including associated
  Preferred Stock purchase
  rights)(4)                           1,132,636 shares             $   4.35          $ 4,929,870.11              $1,301.49
                                               0 shares             $    N/A          $            0              $       0
                                         494,505 shares             $  38.86          $19,218,103.87              $5,073.58
                                       ---------                                      --------------              ---------
  Total                                1,627,141 shares                               $24,147,973.98              $6,375.07
                                       =========                                      ==============              =========
===============================================================================================================================

(1) 1,627,141 shares of common stock issuable pursuant to various stock option plans of Maker Communications, Inc., which plans are being assumed by Conexant Systems, Inc. in connection with the merger of Maker Communications, Inc. with and into Conexant Systems, Inc. (the "Merger"), are being newly registered hereunder. The number of shares issuable pursuant to such plans has been calculated pursuant to the exchange ratio utilized in connection with the Merger. The newly registered shares are comprised of: (A) 1,132,636 shares issuable pursuant to outstanding grants under Maker Communications, Inc. 1996 Stock Option Plan (the "1996 Plan");
      (B) 0 shares issuable pursuant to outstanding grants under Maker Communications, Inc. 1999 Non-Employee Director Stock Option Plan (the "1999 Director Plan"); (C) 494,505 shares issuable pursuant to outstanding grants under the Maker Communications, Inc. 1999 Stock Incentive Plan (the "1999 Incentive Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the amount registered hereunder includes an indeterminate number of shares of our common stock that may be issued in accordance with the provisions of such plans in connection with any anti-dilution provisions or in the event of any change in the outstanding shares of our common stock, including a stock dividend or stock split.

(2) Pursuant to Rule 457 of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon: (A) the weighted average exercise price per share ($4.35) of outstanding options for 1,132,636 shares under the 1996 Plan; (B) the weighted average exercise price per share (N/A) of outstanding options for 0 shares under the 1999 Director Plan; (C) the weighted average exercise price per share ($38.86) of outstanding options for 494,505 shares under the 1999 Incentive Plan. In all cases, the weighted average exercise price per share has been calculated in accordance with the exchange ratio utilized in connection with the Merger.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

(4) This Registration Statement includes associated stock purchase rights under the Rights Agreement, dated as of November 30, 1998, by and between the Registrant and ChaseMellon Shareholder Services, LLC, as rights agent. Shares of our common stock being registered hereby are accompanied by such preference share purchase rights. Until the occurrence of specific prescribed events, such rights are not exercisable, are evidenced by the certificates for our common stock and will be transferred along with and only with our common stock. Upon the occurrence of such prescribed events, separate rights certificates will be issued representing one right for each share of common stock held, subject to adjustment pursuant to anti-dilution provisions.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed with the Securities and Exchange Commission pursuant to Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

        (a) Our Annual Report on Form 10-K for the fiscal year ended September 30, 1999 (including the portions of our Proxy Statement for our 2000 Annual Meeting of Shareholders that are incorporated therein by reference);

        (b) Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999;

        (c) Our Current Reports on Form 8-K dated January 4, 2000 (as amended on Form 8-K/A dated January 11, 2000) and February 16, 2000;

        (d) The description of our common stock and the preferred share purchase rights contained in our Registration Statement on Form 10, as amended, dated December 1, 1998, as amended by Part II, Item 2 of the Quarterly Report on Form 10-Q for the quarter ended December
            31, 1999;

        (e) The Current Report of Maker Communications, Inc. on Form 8-K filed on December 23, 1999.

        All documents filed by Conexant Systems, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the shares of common stock registered hereby has been passed upon for Conexant Systems, Inc. by Jasmina A. Theodore, Esq., Associate General Counsel and Assistant Secretary of Conexant Systems, Inc.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Delaware General Corporation Law (the "DGCL") permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. The Company's Restated Certificate of Incorporation provides that Company directors are not liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock, or (iv) for any transaction from which a director derived an improper personal benefit.

        The DGCL allows for indemnification of directors, officers, employees and agents subject to certain limitations. The Company's By-Laws, as amended, and the appendix thereto provide for the indemnification of directors, officers, employees and agents of the Company to the extent permitted by Delaware law.

        The Company has a directors' and officers' liability insurance policy which insures the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

         4.1 Maker Communications, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.8 to Maker Communications, Inc.'s Registration Statement on Form S-1 dated May 10, 1999).

         4.2 Maker Communications, Inc. 1999 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.12 to Maker Communications, Inc.'s Registration Statement on Form S-1 dated May 10, 1999).

         4.3 Maker Communications, Inc. 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to Maker Communications, Inc.'s Registration Statement on Form S-1 dated May 10, 1999).

        +5.1   Opinion of Jasmina A. Theodore, Esq.

       +23.1   Consent of Deloitte & Touche LLP.

       +23.2   Consent of Arthur Andersen LLP.

       +23.3   Consent of Jasmina A. Theodore, Esq. (included in Exhibit 5.1).

       +24.1 Power of Attorney with respect to Conexant Systems, Inc. (see page 6).

-------------
+  Filed herewith.

ITEM 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Conexant Systems, Inc., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 14th day of March, 2000.


                                        CONEXANT SYSTEMS, INC.


                                        By: /s/ DWIGHT W. DECKER
                                            ------------------------------------
                                            Dwight W. Decker,
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each individual whose signature appears below constitutes and appoints Dwight W. Decker, Balakrishnan S. Iyer and Dennis E. O'Reilly, and each of them, his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURE                                TITLE                               DATE
          ---------                                -----                               ----
PRINCIPAL EXECUTIVE OFFICER:


/s/ DWIGHT W. DECKER                          Chairman and Chief                   March 14, 2000
------------------------------------          Executive Officer
Dwight W. Decker


PRINCIPAL FINANCIAL OFFICER:


/s/ BALAKRISHNAN S. IYER                      Senior Vice President and            March 14, 2000
------------------------------------          Chief Financial Officer
Balakrishnan S. Iyer


PRINCIPAL ACCOUNTING OFFICER:


/s/ STEVEN M. THOMSON                          Vice President and                  March 14, 2000
------------------------------------           Controller
Steven M. Thomson


ADDITIONAL DIRECTORS:


/s/ F. CRAIG FARRILL                           Director                            March 14, 2000
------------------------------------
F. Craig Farrill


/s/ DONALD R. BEALL                            Director                            March 14, 2000
------------------------------------
Donald R. Beall


/s/ JERRE L. STEAD                             Director                            March 14, 2000
------------------------------------
Jerre L. Stead


/s/RICHARD M. BRESSLER                         Director                            March 14, 2000
------------------------------------
Richard M. Bressler

                                INDEX TO EXHIBITS

SEQUENTIALLY
  NUMBERED
  EXHIBIT                          DESCRIPTION
------------                       -----------

    4.1 Maker Communications, Inc. 1996 Stock Option (incorporated by reference to Exhibit 10.8 to Maker Communications, Inc.'s Registration Statement on Form S-1 dated May 10, 1999).

    4.2 Maker Communications, Inc. 1999 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.12 to Maker Communications, Inc.'s Registration Statement on Form S-1 dated May 10, 1999).

    4.3 Maker Communications, Inc. 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to Maker Communications, Inc.'s Registration Statement on Form S-1 dated May 10, 1999).

   +5.1        Opinion of Jasmina A. Theodore, Esq.

  +23.1        Consent of Deloitte and Touche LLP.

  +23.2        Consent of Arthur Andersen LLP.

  +23.3        Consent of Jasmina A. Theodore, Esq. (included in Exhibit 5.1).

  +24.1        Power of Attorney with respect to Conexant Systems, Inc.
               (see page 6).

---------------
+ Filed herewith.